Exhibit 99.1

Independence Realty Trust Announces First Quarter 2024 Financial Results

PHILADELPHIA – (BUSINESS WIRE) – April 24, 2024 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its first quarter 2024 financial results.
First Quarter Highlights
•Net income available to common shares of $17.6 million for the quarter ended March 31, 2024 compared to $8.6 million for the quarter ended March 31, 2023.
•Earnings per diluted share of $0.08 for the quarter ended March 31, 2024 compared to $0.04 for the quarter ended March 31, 2023.
•Same-store portfolio net operating income (“NOI”) growth of 2.4% for the quarter ended March 31, 2024 compared to the quarter ended March 31, 2023.
•Disposed of nine properties under our Portfolio Optimization and Deleveraging Strategy for a total gross sales price of $496.8 million and used proceeds from the sales to repay $488.9 million of debt. Repayment of debt included significant paydowns on our revolver which improved our liquidity position to $412 million as of March 31, 2024.
•Core Funds from Operations (“CFFO”) of $61.5 million for the quarter ended March 31, 2024 compared to $62.5 million for the quarter ended March 31, 2023. CFFO per share was $0.27 for the first quarter of 2024, as compared to $0.27 for the first quarter of 2023.
•Adjusted EBITDA of $84.7 million for the quarter ended March 31, 2024 compared to $87.6 million for the quarter ended March 31, 2023.
•Value add program completed renovations at 320 units during the quarter ended March 31, 2024, achieving a weighted average return on investment during the quarter of 18.0%.
Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP, as well as, discussion of our same-store methodology.
Management Commentary
“For the first quarter of 2024, we delivered a 3.4% increase in same-store revenue, supported by our focus on driving occupancy. Our same-store average occupancy improved 120 basis points in the quarter on a year-over-year basis to 94.4%, and we continued to see positive momentum in April, with average occupancy rising to 95.0%,” said Scott Schaeffer, Chairman and CEO of IRT. “We also continued to successfully execute our business plan, including the advancement of our Portfolio Optimization and Deleveraging Strategy. As of March 31, 2024, we had sold nine of the ten non-core assets and exited four single-asset markets while further strengthening our balance sheet, which helped us achieve an investment grade rating from Fitch Ratings, as announced last month. We look forward to building on our first quarter successes during the remainder of the year.”

Same-Store Portfolio(1) Operating Results

First Quarter 2024 Compared to First Quarter 2023
Rental and other property revenue	3.4% increase
Property operating expenses	5.0% increase
NOI	2.4% increase
Portfolio average occupancy	120 bps increase to 94.4%
Portfolio average rental rate	1.5% increase to $1,551
NOI Margin	50 bps decrease to 62.7%
(1)Same-store portfolio includes 108 properties, which represent 32,153 units.
Operating Metrics
The table below summarizes operating metrics for the same-store portfolio for the applicable periods.

	1Q 2024	April 2024(3)
Same-Store Portfolio(1)
Average Occupancy	94.4%	95.0%	(4)
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	(2.4)%	(0.5)%
Renewal Leases	4.4%	3.0%
Blended	1.2%	1.8%
Resident Retention Rate	54.3%	55.7%
Same-Store Portfolio excluding Ongoing Value Add
Average Occupancy	94.6%	95.2%	(4)
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	(2.8)%	(1.0)%
Renewal Leases	4.5%	3.1%
Blended	1.0%	1.7%
Resident Retention Rate	53.9%	55.2%
Value Add (22 properties with Ongoing Value Add)
Average Occupancy	93.9%	94.3%	(4)
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	(1.1)%	1.2%
Renewal Leases	4.2%	2.9%
Blended	1.8%	2.3%
Resident Retention Rate	55.7%	57.6%
(1)Same-store portfolio includes 108 properties, which represent 32,153 units.
(2)Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9-13 months.
(3)April 2024 average occupancy is through April 23, 2024. New, renewal, and blended lease rates and resident retention are for leases commencing during April 2024 that were signed as of April 23, 2024.
(4)As of April 23, 2024, same-store portfolio occupancy was 95.4%, same-store portfolio excluding ongoing value add occupancy was 95.6%, and value add occupancy was 94.7%.

Portfolio Optimization and Deleveraging Strategy Update
On October 30, 2023, we announced our Portfolio Optimization and Deleveraging Strategy, which targeted sales of 10 properties located in seven markets in order to exit or reduce our presence in these markets while also deleveraging our balance sheet. As of March 31, 2024, nine of the ten properties had been sold for a total gross sales price of $496.8 million and proceeds from the sales were used to repay $488.9 million of debt.
Value Add Program
We completed renovations on 320 units during the quarter ended March 31, 2024, achieving a return on investment of 18.0%, with an average cost per unit renovated of $18,136, and an average monthly rent increase per unit of $272 over unrenovated comps. See the Value Add Summary page of our supplemental for additional information on our projects’ life to date as of March 31, 2024.
Investment Activity
Properties Held for Sale and Dispositions
During the three months ended March 31, 2024, in connection with our Portfolio Optimization and Deleveraging Strategy, we sold five properties for a combined sales price of $296.1 million and we recognized a net gain of $25.6 million.
As of March 31, 2024, we had two properties classified as held for sale.
•Reserve at Creekside, Chattanooga, Tennessee: This tenth and final property targeted for sale under our Portfolio Optimization and Deleveraging Strategy is under contract and expected to close in the second quarter of 2024.
•Tapestry Park, Birmingham Alabama: During the three months ended March 31, 2024, in connection with our capital recycling program, we identified this asset as held for sale and recognized a loss on impairment of $15.1 million. The property is now under contract and is expected to close during the third quarter of 2024.

While the two properties classified as held for sale are under contract, there can be no assurance that the sales will be consummated at expected pricing levels, within expected time frames, or at all.
Capital Expenditures
For the three months ended March 31, 2024, recurring capital expenditures for the total portfolio were $4.9 million, or $151 per unit, value add and non-recurring expenditures for the total portfolio were $21.9 million and development expenditures for the total portfolio were $11.0 million, respectively.
Dividend Distribution
On March 11, 2024, our Board of Directors declared a quarterly dividend of $0.16 per share of common stock. The first quarter dividend was paid on April 19, 2024 to stockholders of record at the close of business on March 29, 2024.

2024 EPS, FFO and CFFO Guidance
We are confirming our 2024 FFO per share, CFFO per share, and same-store NOI guidance ranges while updating our 2024 EPS per share, transaction volume, and same-store pool guidance. Earnings per diluted share is now projected to be in the range of $0.34 to $0.38. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share is included below. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

	Previous Guidance		Current Guidance		Change at Midpoint
2024 Full Year EPS and CFFO Guidance(1)(2)	Low	High	Low	High
Earnings per share	$0.40	$0.44	$0.34	$0.38	$(0.06)
Adjustments:
Depreciation and amortization	0.87	0.87	0.87	0.87	—
Gain on sale of real estate assets(3)	(0.11)	(0.11)	(0.05)	(0.05)	0.06
FFO per share	1.16	1.20	1.16	1.20	—
Loan (premium accretion) discount amortization, net	(0.04)	(0.04)	(0.04)	(0.04)	—
CFFO per share	$1.12	$1.16	$1.12	$1.16	$—
(1)This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2024 EPS, FFO, and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements”. Our guidance is based on the key guidance assumptions detailed below.
(2)Per share guidance is based on 230.9 million weighted average shares and units outstanding.
(3)Gain on sale of real estate assets includes the gains on sale (losses on impairment) recognized during the first quarter of 2024 as described in this release.

2024 Guidance Assumptions
Our key guidance assumptions for 2024 are enumerated below. See the definitions at the end of this release for further information regarding our same-store definitions.

Same-Store Portfolio	Previous 2024 Outlook(1)	Current 2024 Outlook(1)	Change at Midpoint
Number of properties/units	109 properties / 32,507 units	108 properties / 32,153 units	(1) property / (354) units
Property revenue growth	3.0% to 4.5%	3.0% to 4.5%	—
Controllable operating expense growth	4.9% to 5.9%	4.9% to 5.9%	—
Real estate tax and insurance expense growth	6.1% to 7.1%	6.1% to 7.1%	—
Total operating expense growth	5.4% to 6.4%	5.4% to 6.4%	—
NOI growth	1.0% to 4.0%	1.0% to 4.0%	—

Corporate Expenses
General and administrative & property management expenses	$51.5 million to $54.5 million	$51.5 million to $54.5 million	—
Interest expense(2)	$83.0 million to $85.0 million	$83.0 million to $85.0 million	—

Transaction/Investment Volume
Acquisition volume	None	$0 million to $40 million	$20 million
Disposition volume(3)	$324 million	$392 million to $396 million	$70 million

Capital Expenditures
Recurring	$21.0 million to $23.0 million	$21.0 million to $23.0 million	—
Value add & non-recurring	$83.0 million to $85.0 million	$83.0 million to $85.0 million	—
Development	$54.5 million to $55.5 million	$54.5 million to $55.5 million	—
(1)This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. See “Forward-Looking Statements” .
(2)Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting we recorded loan premiums, net, that are accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion is excluded from CFFO.
(3)Includes $296 million related to the sale of five properties sold during the three months ended March 31, 2024 and $96 million to $100 million related to two properties held for sale as of March 31, 2024. We continue to evaluate our portfolio for capital recycling opportunities so actual acquisition and disposition volume could vary significantly from our projections. We undertake no duty to update these assumptions. See “Forward-Looking Statements”.

Selected Financial Information
See the schedules at the end of this earnings release for selected financial information for IRT.
Non-GAAP Financial Measures and Definitions
We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same-store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.
Conference Call
All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, April 25, 2024 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.888.440.3307, access code 1963990. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website until the next earnings release. A playback of the conference call can also be accessed telephonically until Thursday, May 2, 2024 by dialing 1.800.770.2030, access code 1963990.
Supplemental Information
We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investor Relations" section.
About Independence Realty Trust, Inc.
Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Raleigh-Durham, NC, Oklahoma City, OK, Nashville, TN, Houston, TX, and Tampa, FL. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, our earnings guidance, and the assumptions underlying such guidance, and certain actions that we expect or seek to take in connection with our Portfolio Optimization and Deleveraging Strategy and anticipated enhancements to our financial results and future growth from this strategy. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements.
Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, failure to realize cost savings, efficiencies and other benefits that we expect to result from our Portfolio Optimization and Deleveraging Strategy, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve rent increases and occupancy levels on account of the value add initiatives, unexpected impairments or impairments in excess of our estimates, increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents and fees or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2023, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.
These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Schedule I
Independence Realty Trust, Inc.
Selected Financial Information
Dollars in thousands, except per share data
(unaudited)

	For the Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Selected Financial Information:
Operating Statistics:
Net income (loss) available to common shares	$17,577	$(40,515)	$3,930	$10,709	$8,648
Earnings (loss) per share -- diluted	$0.08	$(0.18)	$0.02	$0.05	$0.04
Rental and other property revenue	$160,331	$166,730	$168,375	$163,601	$161,135
Property operating expenses	$59,971	$59,703	$63,300	$62,071	$59,255
NOI	$100,360	$107,027	$105,075	$101,530	$101,880
NOI margin	62.6%	64.2%	62.4%	62.1%	63.2%
Adjusted EBITDA	$84,683	$95,640	$94,415	$89,156	$87,594
FFO per share	$0.27	$0.31	$0.31	$0.28	$0.27
CFFO per share	$0.27	$0.30	$0.30	$0.28	$0.27
Dividends per share	$0.16	$0.16	$0.16	$0.16	$0.14
CFFO payout ratio	59.3%	53.3%	53.3%	57.1%	51.9%
Portfolio Data:
Total gross assets	$6,673,589	$6,960,554	$7,225,447	$7,117,404	$7,045,306
Total number of operating properties (a)	111	116	120	119	119
Total units (a)	32,877	34,431	35,427	35,249	35,249
Portfolio period end occupancy (a)	95.0%	94.6%	94.4%	94.6%	94.1%
Portfolio average occupancy (a)	94.4%	94.4%	94.6%	94.1%	93.1%
Portfolio average effective monthly rent, per unit (a)	$1,550	$1,558	$1,556	$1,538	$1,535
Same-store portfolio period end occupancy (b)	95.0%	94.7%	94.4%	93.7%	94.3%
Same-store portfolio average occupancy (b)	94.4%	94.5%	94.5%	94.2%	93.2%
Same-store portfolio average effective monthly rent, per unit (b)	$1,551	$1,555	$1,548	$1,547	$1,528
Capitalization:
Total debt (c)	$2,277,098	$2,549,409	$2,715,710	$2,650,805	$2,628,632
Common share price, period end	$16.13	$15.30	$14.07	$18.22	$16.03
Market equity capitalization	$3,726,224	$3,528,996	$3,245,135	$4,202,342	$3,694,970
Total market capitalization	$6,003,322	$6,078,405	$5,960,845	$6,853,147	$6,323,602
Total debt/total gross assets	34.1%	36.6%	37.6%	37.2%	37.3%
Net debt to Adjusted EBITDA (d)	6.7x	6.7x	7.0x	7.2x	7.3x
Interest coverage	4.1x	4.1x	4.3x	4.0x	4.0x
Common shares and OP Units:
Shares outstanding	225,070,396	224,706,731	224,695,566	224,697,889	224,556,870
OP units outstanding	5,941,643	5,946,571	5,946,571	5,946,571	5,946,571
Common shares and OP units outstanding	231,012,039	230,653,302	230,642,137	230,644,460	230,503,441
Weighted average common shares and OP units	230,570,707	230,452,570	230,444,945	230,369,086	230,186,297
(a)Excludes our development projects (Destination at Arista and Flatirons Apartments). See the definitions at the end of this release.
(b)Same-store portfolio consists of 108 properties, which represent 32,153 units.
(c)Includes indebtedness associated with real estate held for sale, as applicable.
(d)Reflects net debt to Adjusted EBITDA, which is annualized for each period presented, including adjustments for the timing of acquisitions and dispositions impacting quarterly EBITDA. For the five quarters ended March 31, 2024, net debt to Adjusted EBITDA excluding adjustments for these items was 6.5x, 6.5x, 7.0x, 7.2x, and 7.3x, respectively.

Schedule II
Independence Realty Trust, Inc.
Reconciliation of Net Income (Loss) to Funds from Operations and Core Funds From Operations
Dollars in thousands, except per share data
(unaudited)

	For the Three Months Ended March 31,
	2024	2023
Funds From Operations (FFO):
Net income	$17,961	$8,872
Add-Back (Deduct):
Real estate depreciation and amortization	53,390	53,287
Our share of real estate depreciation and amortization from investments in unconsolidated real estate entities	598	418
(Gain on sale) loss on impairment of real estate assets, net, excluding prepayment gains	(9,609)	(314)
FFO	$62,340	$62,263
FFO per share	$0.27	$0.27
CORE Funds From Operations (CFFO):
FFO	$62,340	$62,263
Add-Back (Deduct):
Other depreciation and amortization	331	249
Casualty losses	2,301	151
Loan (premium accretion) discount amortization, net	(2,395)	(2,755)
Prepayment gains on asset dispositions	(921)	(670)
Gain on extinguishment of debt	(203)	—
Other expense (income), net	1	42
Restructuring costs	—	3,213
CFFO	$61,454	$62,493
CFFO per share	$0.27	$0.27
Weighted-average shares and units outstanding	230,570,707	230,186,297

Schedule III
Independence Realty Trust, Inc.
Reconciliation of Net Income (Loss) to Same-Store Net Operating Income (a)
Dollars in thousands
(unaudited)

	For the Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Net income (loss)	$17,961	$(41,654)	$3,986	$10,988	$8,872
Other revenue	(203)	(316)	(232)	(354)	(239)
Property management expenses	7,499	6,660	7,232	6,818	6,371
General and administrative expenses	8,381	5,043	3,660	5,910	8,154
Depreciation and amortization expense	53,721	55,902	55,546	53,984	53,536
Casualty losses	2,301	59	35	680	151
Interest expense	20,603	23,537	22,033	22,227	22,124
(Gain on sale) loss on impairment of real estate assets, net	(10,530)	56,263	11,268	—	(985)
(Gain) loss on extinguishment of debt	(203)	124	—	—	—
Other loss (income), net	1	79	369	72	(93)
Loss from investments in unconsolidated real estate entities	829	1,330	1,178	1,205	776
Restructuring costs	—	—	—	—	3,213
NOI	$100,360	$107,027	$105,075	$101,530	$101,880
Less: Non same-store portfolio NOI	5,989	9,863	10,123	9,155	9,743
Same-store portfolio NOI	$94,371	$97,164	$94,952	$92,375	$92,137
(a)Same-store portfolio consists of 108 properties, which represent 32,153 units.

Schedule IV
Independence Realty Trust, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Interest Coverage Ratio
Dollars in thousands
(unaudited)

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Net income (loss)	$17,961	$(41,654)	$3,986	$10,988	$8,872
Add-Back (Deduct):
Interest expense	20,603	23,537	22,033	22,227	22,124
Depreciation and amortization	53,721	55,902	55,546	53,984	53,536
Casualty losses	2,301	59	35	680	151
(Gain on sale) loss on impairment of real estate assets, net	(10,530)	56,263	11,268	—	(985)
(Gain) loss on extinguishment of debt	(203)	124	—	—	—
Loss from investments in unconsolidated real estate entities	829	1,330	1,178	1,205	776
Other loss (income), net	1	79	369	72	(93)
Restructuring costs	—	—	—	—	3,213
Adjusted EBITDA	$84,683	$95,640	$94,415	$89,156	$87,594

INTEREST COST:
Interest expense	$20,603	$23,537	$22,033	$22,227	$22,124

INTEREST COVERAGE:	4.1x	4.1x	4.3x	4.0x	4.0x

	For the Three Months Ended March 31,
	2024	2023
Net income (loss)	$17,961	$8,872
Add-Back (Deduct):
Interest expense	20,603	22,124
Depreciation and amortization	53,721	53,536
Casualty losses	2,301	151
(Gain on sale) loss on impairment of real estate assets, net	(10,530)	(985)
Gain on extinguishment of debt	(203)	—
Loss from investments in unconsolidated real estate entities	829	776
Other loss (income), net	1	(93)
Restructuring costs	—	3,213
Adjusted EBITDA	$84,683	$87,594

INTEREST COST:
Interest expense	$20,603	$22,124

INTEREST COVERAGE:	4.1x	4.0x

Schedule V
Independence Realty Trust, Inc.
Definitions
Average Effective Monthly Rent per Unit
Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.
Average Occupancy
Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.
Development Property
A development property is a property that is either currently under development or is in lease-up prior to reaching overall occupancy of 90%.
EBITDA and Adjusted EBITDA
Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as loss on impairment (gain on sale) of real estate, debt extinguishments and acquisition related debt extinguishment expenses, casualty (gains) losses, merger and integration costs, income (loss) from investments in unconsolidated real estate entities, and restructuring costs. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.
Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)
We believe that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, loss on impairment (gain on sale) of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.
CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as casualty (gains) losses, loan premium accretion and discount amortization, debt extinguishment costs, merger and integration costs, and restructuring costs from the determination of FFO.
Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.
Interest Coverage
Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.
Net Debt
Net debt, a non-GAAP financial measure, equals total consolidated debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total consolidated debt to net debt (dollars in thousands).

	As of
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Total debt	$2,277,098	$2,549,409	$2,715,710	$2,650,805	$2,628,632
Less: cash and cash equivalents	(21,275)	(22,852)	(17,216)	(14,349)	(12,448)
Less: loan discounts and premiums, net	(39,804)	(44,483)	(50,772)	(53,520)	(56,256)
Total net debt	$2,216,019	$2,482,074	$2,647,722	$2,582,936	$2,559,928
We present net debt and net debt to Adjusted EBITDA because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.
Net Operating Income
We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding interest expense, depreciation and amortization, casualty related costs and gains, property management expenses, general and administrative expenses, net gains on sale of assets, merger and integration costs, and restructuring costs.
Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same-store and non same-store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.
Non Same-Store Properties and Non Same-Store Portfolio
Properties that did not meet the definition of a same-store property as of the beginning of the previous year.

Same-Store Properties and Same-Store Portfolio
We review our same-store portfolio at the beginning of each calendar year. Properties are added into the same-store portfolio if they were owned and not a development property at the beginning of the previous year. Properties that are held for sale or have been sold are excluded from the same-store portfolio.

Rent Premium on Value Add Renovations

The rent premium reflects the per unit per month difference between the rental rate on the renovated unit excluding the impact of upfront concessions, if any, and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures. We believe excluding the impact of upfront concessions from our rental rates when comparing to the market rental rates for unrenovated units makes the comparison most relevant and the resulting premium provides management with an indicator of the increased rent generated by the unit renovation.

Renovation Costs per Unit

Renovation costs per unit includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.

Return on Investment (“ROI”) on Value Add Renovations
ROI is calculated using the Rent Premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit or the total renovation costs, as applicable. We use ROI on value add renovation projects to measure the profitability of a renovation project relative to other projects or relative to other uses of our capital.
Total Gross Assets
Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (dollars in thousands).

	As of
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Total assets	$5,972,848	$6,280,175	$6,577,790	$6,517,400	$6,493,747
Plus: accumulated depreciation (a)	630,743	606,404	570,966	523,446	475,001
Plus: accumulated amortization	69,998	73,975	76,691	76,558	76,558
Total gross assets	$6,673,589	$6,960,554	$7,225,447	$7,117,404	$7,045,306
(a)Includes accumulated depreciation associated with real estate held for sale, as applicable.